United States
Securities and Exchange Commission
Washington, D.C. 20549

Form 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 21, 2016

Jones Lang LaSalle Incorporated
(Exact name of registrant as specified in its charter)

Maryland	001-13145	36-4150422
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation or organization)

200 East Randolph Drive, Chicago, IL	60601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 312-782-5800

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement
On June 21, 2016, Jones Lang LaSalle Incorporated (the “Company”), Jones Lang LaSalle Finance B.V. and certain of the Company’s other subsidiaries, as guarantors, executed a Second Amended and Restated Multicurrency Credit Agreement (as amended, the “Credit Agreement”) with a syndicate of lenders. Bank of Montreal serves as Administrative Agent, BMO Capital Markets Corp. ("BMO") and Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S") serve as joint book runners, and BMO, MLPF&S, Barclays Bank PLC, The Royal Bank of Scotland PLC, JPMorgan Chase Bank, N.A. and Wells Fargo Bank, N.A. serve as joint lead arrangers.

The initial cost of borrowing under the Credit Agreement will be approximately 1.50% per annum. The Credit Agreement has a borrowing capacity of $2.75 billion and has a maturity date of June 21, 2021.

The features of the Credit Agreement provide for:

(i)	the leverage ratio covenant to be based on a Net Cash Flow Leverage Ratio, which provides credit for certain cash held by the Company and its Restricted Subsidiaries;

(ii)	a range of pricing from LIBOR plus 0.95% to 2.05% (based on gross Cash Flow Leverage Ratio), with current pricing at LIBOR plus 1.05%;

(iii)	increased permitted amount for certain new indebtedness; and

(iv)	removal of limitations for co-investments.

All obligations under the Credit Agreement are guaranteed by the Company and certain of its subsidiaries as guarantors. The Credit Agreement also contains customary affirmative and negative covenants and events of default.

Capitalized terms not otherwise defined in this Form 8-K have the meanings provided in the Credit Agreement.

The foregoing summary of the Credit Agreement is qualified in its entirety by reference to the full text of the Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated in this Item 1.01 by reference.

Item 8.01    Other Information.

On June 22, 2016, we announced the execution of the Credit Agreement.  A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01    Financial Statements and Exhibits
(d)    Exhibits
The following Exhibits are included with this Report:
10.1    Second Amended and Restated Multicurrency Credit Agreement dated as of June 21, 2016

99.1	Press release issued by Jones Lang LaSalle Incorporated on June 22, 2016 announcing the closing on the Second Amended and Restated Multicurrency Credit Agreement

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 23, 2016
Jones Lang LaSalle Incorporated

By: /s/ Bryan J. Duncan
Name: Bryan J. Duncan
Title: Executive Vice President and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Second Amended and Restated Multicurrency Credit Agreement dated as of June 21, 2016

99.1	Press release issued by Jones Lang LaSalle Incorporated on June 22, 2016 announcing the closing on the Second Amended and Restated Multicurrency Credit Agreement